Exhibit 10.11

--UNOFFICIAL TRANSLATION PROVIDED FOR CONVENIENCE PURPOSES ONLY--

Chongqing Real Estate Pledge Contract

Contract No. (2010)P1078

Party A (Pledgor):  Chongqing Zhongbao Investment (Group) Holdings Co., Ltd.
Party B (Pledgee):   Industrial and Commercial Bank of China Holdings Co., Ltd.,
Chongqing Hechuan Branch

I.    General

Party A uses the real estate properties listed in the following table to establish a pledge as the guarantee by Chongqing Zhongbao Investment (Group) Holdings Co., Ltd. on the performance of its obligations to repay the loan from Party B.

After reaching consensus through consultation, the parties hereto have entered into this contract as follows.

II.   Description of the Real Estate Properties

Location:     11 [road name not legible], Dongcheng Neighborhood Office, Nanchuan District

Owner:       Chongqing Zhongbao Investment (Group) Holdings Co., Ltd.
Joint owner:

Term of the pledge:    July 19, 2010 to July 18, 2013

Description:  See “List of Pledged Properties” attached hereto for details

Value of the pledged properties:
¥33,672,000.00 (Thirty-three million and six hundred seventy-two thousand)

III.      The Amount and Term of the Loan

1.           Amount of the loan:
¥20,700,000.00 (Twenty million and seven hundred thousand)

2.           Term of the loan:  [          ] to July 18, 2013

3.           Creditor:     Industrial and Commercial Bank of China Holdings Co., Ltd., Chongqing Branch
Debtor:     Chongqing Zhongbao Investment (Group) Holdings Co., Ltd.

IV.        Rights and Responsibilities

1.           The properties used as pledge will be occupied and managed by Party A.  Party A must maintain such properties in sound condition during the period of its occupation.  Party B shall have the right to inspect such properties.

2.           Prior to obtaining Party B’s written consent, Party A shall not transfer, demolish or reconstruct the pledged properties.  If the pledged properties will be inherited, the inheritor must promptly notify Party B in writing.

3.           If there is any damage to the pledged properties (except natural wear and tear), Party A must immediately notify Party B of the damage situation and take all measures possible to prevent the spread of loss.  If the value of the pledged properties deteriorates so much as a result of Party A’s negligence that they obviously cannot be used, or are insufficient, as guarantee for the performance of its loan repayment obligations, Party A shall have the responsibility to provide new guarantee, or to increase the guarantee, in order to make up for the insufficiency.

4.           If the debtor fails to repay the loan in accordance with the loan contract, Party B shall have the right to apply for the disposition of the pledged properties.

V.      Demolition of the Pledged Properties

If, due to the need of State construction, the housing properties on which the pledge has been established must be demolished, and Party A is able to provide other properties as pledge, the two parties must dissolved the original pledgor/pledgee relationship and enter into a new pledge contract; if Party A is unable to provide other properties as pledge and is unable to repay the loan in advance, Party A may only opt for the method of ownership rights exchange, at the time of demolition, to obtain compensation so as to maintain the original pledgor/pledgee relationship.  The two parties will take the original pledge contract and the housing demolition compensation agreement to the contract registration office to apply for change of ledge registration.

VI.        Liabilities for Breach

1.           Once the pledge contract is executed, the parties hereto must perform the obligations hereunder in accordance with the provisions herein; if one party’s failure to perform, or complete perform, its obligations results in any economic loss to the other party, the responsible party must provide compensation.

2.           If Party A withholds objective facts and uses fraud to obtain registration, Party A must bear all legal responsibilities resulting from such actions.

3.           If, due to Force Majeure, the pledged properties are completely or partially lost or damaged, or their value is decreased, Party A must promptly notify all the parties involved.  After providing documents of proof issued by competent authorities, the Pledgor’s responsibility to provide new guarantee to the Pledgee, or to increase the guarantee, may be absolved; however, Party A’s responsibility to repay the loan cannot be absolved.

VII.        Resolution of Dispute

Any dispute in connection with the performance of this contract must first be resolved through consolation between the parties hereto; if such consultation fails, the parties hereto may submit the dispute to the people’s court for resolution.

VIII.        Other Matters

This loan must be deposited by transfer into the supervised account of Chongqing Zhongbao Investment (Group) Holdings Co., Ltd. set up with Zhonghe Street, Nanchuan District, Chongqing branch of Agricultural Bank of China Holdings Co., Ltd. (account No. 640401040001501)

IX.        Others

1.           This contract shall become effective after it is imprinted with business seals from Party A and Party B and registered with the real estate management bureau.

2.           This contract has one format and three copies, with one to each party and one to real estate management bureau for record.

3.           Attachments:
(1)           Housing Ownership Certificate, State Land Use Right Certificate or “Real Estate Ownership Certificate” (copies)
(2)           Loan Contract

Party A (seal):    /seal/ Chongqing Zhongbao Investment (Group) Holdings Co., Ltd.
Legal Representative:        /personal seal/ XIA Haoji

Party B (seal):       /seal/ Industrial and Commercial Bank of China Holdings Co., Ltd.,
Chongqing Hechuan Branch
Legal Representative:       /personal seal/ CAI Zhiping

Date of execution:      July 19, 2010

Registration Agency’s Opinion

/special seal/ “This Contract Has Been Reviewed, Approved and Registered and Is Valid”

Reviewed by: /seal/ CHEN Xingyu
Responsible Person: /seal/ MA Jianhua
Registration Agency: /business seal/ [not legible]
Date: July 20, 2010

Attachment 1:

List of Pledged Properties

[This is a 4-page list of 114 units of the pledged properties with description of each unit’s name, square meters, appraised value, location, etc.; not translated]

Attachment 2:

Registration Certificate

Certificate No.:                                304RE(P)2010T01227

This certificate certifies that, pursuant to the provisions of “People’s Republic of China Land Management Law”, “People’s Republic of China Urban Real Estate Management Law” and  “Chongqing Land and Housing Ownership Registration Provisions”, the ownership of the housing properties and the land use right listed herein have, upon review, been approved for the establishment of other rights thereupon.

Issued by: /business seal/                                           Chongqing Nanchuan District State Land Resources and HousingAdministration Bureau

Pledgee		Industrial and Commercial Bank of China Holdings Co., Ltd., Chongqing Hechuan Branch
Pledgor		Chongqing Zhongbao Investment (Group) Holdings Co., Ltd.
Location of Pledged Properties		Jinshan Liyuan Residential Garden, 11 Longteng Blvd., Dongcheng Neighborhood Office, Nanchuan District
Ownership Certificate No.
Term of the Pledge		from July 19, 2010 to July 18, 2013

Land Use Right Type				Purpose of Land Use
Area of the Land Pledged
Description of the Properties
Building No.	Floor Level	Area (square meters)	Purpose	Where Pledge Established	Date of the Pledge	Term of the Pledge	Date of Cancellation
		9460.33	Commercial

Note:
Borrower: Chongqing Zhongbao Investment (Group) Holdings Co., Ltd.
Amount Borrowed: ¥20,700,000.00
Presale Permit No.: NSLHA(2008)P11, NSLHA(2009)P17, NSLHA(2010)P5, NSLHA(2010)P6, NSLHA(2010)P10, NSLHA(2010)P[not legible]

Certificate No.: 2010011078

Certificate issued by:      /special seal/ Chongqing Nanchuan District State Land Resources and Housing Administration Bureau – Chongqing Land andHousing Ownership Registration Special Seal
Certificate issued on:       July 20, 2010